As filed with the Securities and Exchange Commission on July 25,
1994

           Registration No. 33-

              SECURITIES AND EXCHANGE COMMISSION
              Washington, D.C. 20549


              FORM S-8

              REGISTRATION STATEMENT
              Under
              The Securities Act of 1933

                Illinois Central Corporation
      (Exact name of registrant as specified in its charter)

  Delaware                            13-3545405
(State or other                     (IRS Employer
jurisdiction                        Identification
of incorporation                    Number)
or organization)

 455 North Cityfront Plaza Drive, Chicago, Illinois 60611-5504

(Address of Principal Executive Offices including Zip Code)

    Illinois Central Corporation Management Employee Discounted
Stock Purchase Plan
(Full title of plan)


              Ronald A. Lane, 455 North Cityfront Plaza Drive, Chicago, Illinois 60611-5504
                        (312) 755-7500


(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE
                            Proposed   Proposed
Title of                    maximum    maximum
securities     Amount       offering   aggregate    Amount of
to be          to be        price      offering     registration
registered     registered   per share  price        fee
               (1)          (2)


Common Stock   1,000,000    $30.12     $30,125,000     $10,388
 $.001 par      shares
 value



(1) Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions.

(2) The amounts are based upon the average of the high and low sale prices for the Common Stock as reported on The Wall Street Journal - Midwest Edition for July 21, 1994 and are used solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) under the Securities Act of 1933.

                            PART I

                 INFORMATION REQUIRED IN PROSPECTUS

              The information called for in Part I of Form S-8 is currently included in a prospectus for the Illinois Central Corporation Management Employee Discounted Stock Purchase Plan (the "Plan") and in a Supplement to the such Prospectus, and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission.

                            PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC are incorporated in this Registration Statement by reference:

  1. Illinois Central Corporation's (the "Company") Annual
Report on Form 10-K for the year ended December 31, 1993, SEC
File No. 1-10720.

  2. The Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1994, SEC File No. 1-10720.

  3. The description of the Company's Common Stock, contained in the Company's Restated Articles of Incorporation filed as
Exhibit 4.2 herein.

  4. The Company's Form 8-K dated July 20, 1994, SEC File No. 1-
10720.

  5. Any and all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934
(the "Exchange Act") since December 31, 1993.

    In addition, all documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

   The Company hereby undertakes to provide without charge to each person who has received a copy of the prospectus to which this registration statement relates, upon the written or oral request of any such person, a copy of the Company's Annual Report to Stockholders for its last fiscal year and a copy of any or all the documents that have been or may be incorporated by reference into this registration statement, other than exhibits to such documents (unless such exhibits are incorporated by reference). The Company hereby further undertakes to deliver or cause to be delivered to all participants who do not otherwise receive such material, copies of all reports, proxy statements and other communications distributed by the Company to its stockholders generally, no later than the time such materials are first sent to its stockholders.

Item 4. Description of Securities.

              Not Applicable.

Item 5. Interests Named Experts and Counsel.

     The legality of the shares offered hereby have been passed upon by Ronald A. Lane, Vice President, General Counsel and Secretary of the Company. As of July 1, 1994, Mr. Lane beneficially owned 101,790 shares of Company Common Stock and has options to purchase 11,000 shares of Company Common Stock. None of the Options are exercisable at July 1, 1994.

    The consolidated financial statements and schedules of the Company for the three years ended December 31, 1993, included in the Company's annual report on Form 10-K for the year ended December 31, 1993, which have been incorporated in this Registration Statement on Form S-8 by reference, have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of such firm as expert in accounting and auditing.

Item 6. Indemnification of Directors and Officers.

    Article Seven ("Article Seven") of the Company's Restated Certificate of Incorporation (the "Company Certificate") limits the scope of personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director and, along with Article VIII of the By-Laws of the Company ("Article VIII"), defines the rights of the Company directors and officers to indemnification by the Company in the event of personal liability or expenses incurred by them as a result of certain litigation against them. Set forth below are descriptions of Article Seven and Article VIII.

     Elimination of Liability in Certain Circumstances:
Indemnification and Insurance.

    The Delaware General Corporation Law (the "GCL") empowers the Company to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation or other entity at the request of the Company. Article Seven of the Company Certificate requires the Company to indemnify directors and officers, or any other person with such right as may be determined by the Company, to the fullest extent permitted by the GCL.

     In addition, the GCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Article Seven of the Company Certificate limits the liability of the directors to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the GCL. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except, as provided in the GCL, for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful payments of dividends or unlawful stock repurchases or redemptions, or (d) for any transaction from which the director derived an improper personal benefit. The Company Certificate also provides that if the GCL is amended after the effective date of such Company Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company will be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

    The directors and officers of the Company, and certain other employees or agents as determined by the Company, are covered by an insurance policy, indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

    The Plan states that, to the extent permitted by law, the Company shall indemnify and hold harmless each member of the Committee, the chief executive officer and each other officer or employee of the Company or an Employer (as defined in the Plan), to whom are delegated duties, responsibilities and authority with respect to the Plan, against any and all liabilities, losses, costs or expenses (including legal fees and expenses) of whatever nature, which may be imposed on, incurred by, or against him at any time by reason of his service under the Plan, if he did not act dishonestly with gross negligence or otherwise in knowing violation of the law under which such liability, loss, cost or expense arises.

Item 7. Exemption from Registration Claimed.

              Not Applicable.

Item 8. Exhibits.

 4.1          Form of the Illinois Central Corporation Management
              Employee Discounted Stock Purchase Plan.

 4.2          Restated Articles of Incorporation of the Company.

 4.3 By-Laws of the Company, as amended. (Incorporated by reference to Exhibit 3.4 to the Registration Statement, as amended, of Illinois Central Corporation and Illinois Central Railroad Company on Form S-1. (SEC File Nos. 33-36321 and 33-36321-01))

5             Opinion re: Legality.

23.1          Consent of Arthur Andersen & Co.

23.2          Consent of Ronald A. Lane (See Exhibit 5).

24 Power of Attorney (included on the signature page of this Registration Statement).

Item 9. Undertakings.

1.            The Company hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
              Statement:

                 (i) To include any prospectus required by Section
              10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
                 Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (b) That, for the purpose of determining any liability
              under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) To remove from registration by means of a post--
              effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment and each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the Company and subsidiary companies pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 25, 1994.


ILLINOIS CENTRAL CORPORATION


By:/S/ DALE W. PHILLIPS

Dale W. Phillips, Vice President

& Chief Financial Officer


      The Registrant and each person whose signature appears below constitutes and appoints E. Hunter Harrison, Dale W. Phillips and Ronald A. Lane, and any agent for service named in this Registration Statement and each of them, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/S/GILBERT H. LAMPHERE Chairman of the Board and Director July 25, 1994 Gilbert H. Lamphere

/S/E. HUNTER HARRISON   President and Chief Executive Officer  July 25, 1994
E. Hunter Harrison   (principal executive officer) and Director

/S/THOMAS A. BARRON     Director                               July 25, 1994
Thomas A. Barron

/S/GEORGE D. GOULD      Director                               July 25, 1994
George D. Gould

/S/WILLIAM B. JOHNSON   Director                               July 25, 1994
William B. Johnson

/S/ALEXANDER P. LYNCH   Director                             July  25, 1994
Alexander P. Lynch

                         Director
Samuel F. Pryor, IV

/S/F. JAY TAYLOR         Director                          July  25, 1994
F. Jay Taylor

/S/JOHN V. TUNNEY        Director                          July  25, 1994
John V. Tunney

/S/ALAN H. WASHKOWITZ    Director                          July  25, 1994
Alan H. Washkowitz

/S/DALE W. PHILLIPS      Vice President and Chief Financial July 25, 1994
Dale W. Phillips            Officer
                          (principal financial officer)

/S/JOHN V. MULVANEY      Controller                        July 25, 1994
John V. Mulvaney         (principal accounting officer)

                              THE PLAN
   Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 25th day of July 1994.


ILLINOIS CENTRAL CORPORATION
MANAGEMENT EMPLOYEE DISCOUNTED STOCK PURCHASE PLAN



By: /S/ JAMES M. HARRELL
    Member, Benefits Administration Committee
                        ILLINOIS CENTRAL CORPORATION
                             AND SUBSIDIARIES

                                Exhibit Index

                                                      Sequential
Exhibit No.                 Descriptions              Page No.

   4.1       Form of the Illinois Central Corporation
              Management Employee Discounted Stock
              Purchase Plan                             (A)

   4.2       Restated Articles of Incorporation of
             the Company                                (A)

   4.3       By-Laws of the Company, as amended.
             (Incorporated by reference to Exhibit 3.4 to the Registration Statement, as amended, of Illinois Central Corporation and Illinois
             Central Railroad Company on Form S-1.
             (SEC File Nos. 33-36321 and 33-36321-01)

   5.         Opinion re: Legality                       E2

   23.1      Consent of Arthur Anderson & Co.            (A)

   23.2      Consent of Ronald A. Lane (See Exhibit 5).

   24        Power of Attorney (included on the
             signature page of this Registration
             Statement, see II-7).



(A)  Included herein but not reproduced

                                                 Exhibit 5

                                                July 19, 1994




ILLINOIS CENTRAL CORPORATION
455 N. Cityfront Plaza Drive
Chicago, Illinois  60611-5504

Gentlemen:

      I have examined the corporate and plan records and proceedings of Illinois Central Corporation (the "Company") and the Illinois
Central Corporation Management Employee Discounted Stock
Purchase Plan (the "Plan") with respect to the shares of common stock of the Company (the "Shares") being registered with the Securities and Exchange Commission pursuant to the Company's registration statement on Form S-8 (the "Registration
Statement").

      I am of the opinion that the Shares, when issued under and in accordance with the Plan, will be legally issued, fully paid and non-assessable.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this opinion contained in the Registration Statement.

                                         Very truly yours,


                                           /s/Ronald A. Lane
                                          Vice President and General
                                          Counsel of the Company

           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 19, 1994, included in Illinois Central Corporation's Form 10-K for the year ended December 31, 1993, and to all references to our Firm included in this Registration Statement.












Chicago, Illinois
July 22, 1994